Exhibit 10.4.4

AMENDMENT 2005-1

TO THE

AMERICAN BAR ASSOCIATION MEMBERS DEFINED BENEFIT PENSION PLAN

(Basic Plan Document No. 02)

WHEREAS, the American Bar Retirement Association (“ABRA”) sponsors the American Bar Association Members Defined Benefit Pension Plan (the “Plan”), a master plan for adoption by Employers who desire to establish or continue a tax-qualified retirement plan for themselves and their eligible employees;

WHEREAS, pursuant to Section 13.2 of the Plan, ABRA has the right to amend the Plan in whole or in part at any time, and

WHEREAS, ABRA desires to amend the Plan to reflect the provisions of section 401(a)(31)(B) of the Internal Revenue Code of 1986, as amended, regarding automatic rollovers.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the power of amendment contained in Section 13.2 of the Plan, the Plan is hereby amended, effective with respect to distributions made on or after March 28, 2005, as follows:

1. AUTOMATIC ROLLOVERS. Effective with respect to distributions made on or after March 28, 2005, the first sentence of the first paragraph of Section 9.5 of the Plan is amended by adding a proviso and new sentence at the end thereof which read as follows:

; provided, however, if the present value of the vested Accrued Benefit of the Participant exceeds $1,000 and the Participant does not elect (i) to receive such distribution directly or (ii) to have such distribution paid directly to an Eligible Retirement Plan in a Direct Rollover pursuant to Section 19.1, the Trustee shall pay the distribution in a Direct Rollover to an individual retirement plan designated by the Trustee (an “Automatic Rollover”). The Automatic Rollover provision of this paragraph shall not apply to distributions pursuant to this Section 9.5 made to a Beneficiary or an alternate payee under a “qualified domestic relations order,” as defined in section 414(p) of the Code.

IN WITNESS WHEREOF, ABRA has caused this instrument to be executed by a duly authorized officer this 6th day of December, 2005.

AMERICAN BAR RETIREMENT ASSOCIATION

By:	/s/ Illegible
Its:	President